CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  in  the  Registration  Statement  on  Form  N-1A  of  FAM

Small  Cap  Fund,  as  series  of  shares  of  beneficial  interest  of  Fenimore  Asset  Management  Trust

(‘the Fund”).  Such reference appears in the Fund’s Statement of Additional Information.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

November 17, 2011

16817435.1.BUSINESS